SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               SCAN-GRAPHICS, INC.
   ------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                    [INSERT NAME OF FILER WHEN APPLICABLE]
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:
- --------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:
- --------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
- --------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
- --------------------------------------------------------------------------------
(5) Total fee paid:
- --------------------------------------------------------------------------------
/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
- --------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
- --------------------------------------------------------------------------------
(3) Filing Party:
- --------------------------------------------------------------------------------
(4) Date Filed:
- --------------------------------------------------------------------------------




                               SCAN-GRAPHICS, INC.
                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 26, 1996



To the Shareholders of
Scan-Graphics, Inc.


                  The Annual Meeting of Shareholders of Scan-Graphics, Inc. (the "Company") will be held at The Wings Club, 52 Vanderbilt Avenue, 18th Floor, New York, New York, on Wednesday, June 26, 1996 at 11:00 A.M. (Local Time), for the following purposes:


                  1. To elect 6 directors to serve for the ensuing year.

                  2. To transact such other business as may properly come
                     before the meeting.


                  Only shareholders of record on April 30, 1996 are entitled to notice of and to vote at the meeting.


                                     By Order of the Board of Directors

                                     MICHAEL A. MULSHINE
                                     Secretary



May 31, 1996




  YOU ARE CORDIALLY INVITED AND URGED TO ATTEND THE ANNUAL MEETING IN PERSON.
   TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN
     YOUR PROXY ON THE ENCLOSED CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND
                         VOTE IN PERSON IF THEY DESIRE.

                               Scan-Graphics, Inc.
                                700 Abbott Drive
                        Broomall, Pennsylvania 19008-4373
                            Telephone (215) 328-1040


                                 PROXY STATEMENT

                  This Proxy Statement, the foregoing notice and the enclosed proxy are being sent to shareholders on or about May 31, 1996, in connection with the solicitation of proxies for use by the Board of Directors of Scan-Graphics, Inc. (the "Company"), Broomall, Pennsylvania, at the Annual Meeting of Shareholders of the Company (the "Meeting") which will be held at The Wings Club, 52 Vanderbilt Avenue, 18th Floor, New York, New York, on Wednesday, June 26, 1996 at 11:00 A.M. (Local Time), for the purposes set forth in the foregoing Notice of Annual Meeting, and any adjournment or postponement thereof.

Record Date and Outstanding Stock

                  The record date for determining those shareholders entitled to vote at the Annual Meeting was April 30, 1996. At that date, the Company had outstanding, 500,000 shares of Class A Convertible Preferred Stock Series A, par value $2.00 per share ("Class A Stock"), 125,000 shares of Class A Convertible Preferred Stock Series C, par value $10.00 per share ("Class A Series C Stock"), and 10,429,081 shares of Common Stock, par value $0.001 per share ("Common Stock").

Proxies

                  Solicitation. Solicitation of proxies is being made by management at the direction of the Company's Board of Directors, without additional compensation, through the mail, in person or by telegraph or telephone. The cost will be borne by the Company. In addition, the Company will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and the Company will reimburse them for their expenses in so doing.

                  Revocation. The execution of a proxy does not affect the right to vote in person at the meeting, and a proxy may be revoked by the person giving it prior to the exercise of the powers conferred by it. A shareholder may revoke a proxy by communicating in writing to the Secretary of the Company at the address indicated above or by executing and delivering a proxy bearing a later date. In addition, persons attending the meeting in person may withdraw their proxies. Unless proxy is revoked or withdrawn, the shares represented thereby will be voted or the votes withheld at the Annual Meeting or at any adjournments thereof in the manner described in this Proxy Statement

                  Signatures in Certain Cases. If a shareholder is a Corporation, the enclosed proxy should be signed in its corporate name by an authorized officer and his or her title should be indicated. If stock is registered in the name of two or more trustees or other persons, the proxy may be signed by one of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or administrator, and his or her title as such should follow the signature.

Quorum and Voting

                  The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast on each matter to be voted upon at the meeting is necessary for a quorum as to that matter. The favorable vote of a majority of the votes cast at the Meeting by the Class A Series A Stock, Class A Series C Stock and the Common Stock, voting as a single class, is required for approval for all business which will come before the meeting except for the election of directors who will be elected by at least a plurality of the votes cast at the Meeting.

Under the Pennsylvania Business Corporation Law, if a shareholder (including a nominee, broker or other record owner) either records the fact of abstention, in person or by proxy, or fails to vote in person and does not return a duly executed Proxy Card, such action would not be considered a "vote cast," and would have no effect on the outcome of the vote on the matter. If a shareholder returns a duly executed Proxy Card but has made no specifications with respect to voting matters, the persons named as proxy agents intend (unless instructed otherwise by the shareholder) to vote for each of the nominees for director named in this Proxy Statement.

                  Holders of Class A Series A Stock, Class A Series C Stock and Common Stock of record at the close of Business on April 30, 1996, will be entitled to one vote per share on all business of the meeting. Shareholders do not have the right to cumulate their votes for the election of directors.

Security Ownership of Management and Certain Beneficial Owners

                  The following table sets forth information regarding the ownership of the Company's voting securities on April 30, 1996, assuming conversion of the Class B Stock into ten shares of Common Stock, assuming conversion of Class A Series A Stock into one share of Common Stock, assuming conversion of Class A Series C Stock, into 20 shares of Common Stock and including options and warrants by (i) each person known by the Company to be the beneficial owner of more than five percent of any class of its voting securities, (ii) each Director and Executive Officer, and (iii) all Directors and Executive Officers as a group. Percentages less than 1% are not shown.


                                             Amount & Nature of                  Percentage of
Beneficial Owner                            Beneficial Ownership               Outstanding Shares
- ----------------                            --------------------               -----------------
Andrew E. Trolio(*)
759 Louise Drive
Springfield, PA  19064                             3,027,500 (1)                    21.04%

Michael A. Mulshine(**)
2517 Route 35, Suite D-201
Manasquan, NJ  08736                                 402,668 (2)                      2.9%

Anthony M. Trolio(***)                               216,637                          1.6%

Howard L. Morgan (**)                                154,508 (3)                      1.1%

David S. Hirsch (**)                                 239,508 (4)                      1.8%

Joseph N. Battista(***)                               30,000                            -

James C. Sargent(**)                                 101,508 (5)                        -

Robert A. Garber(**)                                 300,000                          2.2%

All Directors and Executive Officers
as a group (8 persons)                             4,472,329                         28.6%

- ---------------
  (*)  Executive Officer & Director
 (**)  Director
(***)  Executive Officer

(1) Includes 60,000 shares of Common Stock held by Mr. Trolio's wife, as to all of which shares Mr. Trolio disclaims beneficial ownership. Includes 500,000 shares of Class A Series A Stock owned by Mr. Trolio. This represents 100% of such shares outstanding. Includes 400,000 shares issuable upon conversion of Class A Series C Stock.

(2) Includes 17,930 shares of Common Stock held jointly by Mr. Mulshine and his wife. Includes 10,000 shares issuable upon conversion of Class A Series C Stock.

(3)   Includes 20,000 shares of issuable upon conversion of Series C Stock.

(4)   Includes 50,000 shares of issuable upon conversion of Series C Stock.

(5)   Includes 50,000 shares of issuable upon conversion of Series C Stock.

                  The foregoing table also includes shares which the following directors and executive officers have the right to acquire within sixty days upon the exercise of options and warrants: Mr. A. E. Trolio, 300,000 options, 812,500 warrants; Mr. Mulshine, 44,286 options, 255,333 warrants; Mr. A. M. Trolio, 170,000 options; Mr. Morgan, 71,508 options; Mr. Hirsch 56,508 options, 50,000 warrants; Mr. Battista, 30,000 options, Mr. Sargent, 71,508 options, and Mr. Garber, 300,000 warrants. The information contained in the following table is included in the preceding beneficial ownership table where applicable.

                  The following table presents information provided to the Company as to the beneficial ownership of the Company's Class A Series A Stock as of April 30, 1996.

                                 Amount & Nature of             Percentage of
Beneficial Owner                Beneficial Ownership         Outstanding Shares
- ----------------                --------------------         ------------------

Andrew E. Trolio (1)                  500,000                      100.00

(1) Includes 220,000 shares owned by Lin-Lea Corporation, a company owned by Andrew E. Trolio.

                  The following table presents information provided to the Company as to the beneficial ownership of the Company's Class A Series C Stock as of April 30, 1996.

                                    Amount & Nature of          Percentage of
Beneficial Owner                   Beneficial Ownership       Outstanding Shares
- ----------------                   --------------------       ------------------
Andrew E. Trolio                           20,000                   16.00
Howard L. Morgan                            1,000                     .80
James C. Sargent                            1,000                     .80
David S. Hirsch                             2,500                    2.00
Michael A. Mulshine                           500                     .40
William W. & Sheryl S. Rider                4,000                    3.20
David Green                                 4,000                    3.20
George Hooper                               5,000                    4.00
Thomas Marquez                             30,000                   24.00
Richard N. Mercurio, Trustee               10,000                    8.00
  Marquez Family Trust
Richard N. Mercurio, Trustee               10,000                    8.00
  Meredith Ann Marquez,
  Present Interest Trust
Paul Becker                                 1,000                     .80
William Ritger                              6,000                    4.80
John Strauss                               30,000                   24.00
                                        ---------                 -------
                                          125,000                  100.00

                              ELECTION OF DIRECTORS

                  At the Meeting, the Shareholders will elect six directors, each to hold office until the 1997 Annual Meeting of Shareholders and until a successor has been elected and qualified.

                  The Board of Directors has nominated for election the six persons designated below as the Company's directors. All nominees have consented to be named and to serve if elected. If a nominee, at the time of his election, is unable or unwilling to serve, and as a result another nominee is designated, the persons named in the enclosed proxy or their substitute will have discretionary authority to vote or to refrain from voting for the other nominee in accordance with their judgment. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted "FOR" the election of Andrew E. Trolio, R. Barry Borden, Robert A. Garber, David S. Hirsch, Michael A. Mulshine and James C. Sargent.

The Board of Directors recommends a vote FOR each of the nominees for director.

NOMINEES

                                              Position
Name                            Age           Since          Position with the Company
- ----                            ---           --------       -------------------------
Andrew E. Trolio                66            1972           Chairman of the Board, Chief Executive
                                                             Officer, President and Director (2)
R. Barry Borden                 56            1996           Director
Robert A. Garber                46            1996           Director
David S. Hirsch                 60            1992           Director (3)
Michael A. Mulshine             56            1985           Secretary and Director (1)
James C. Sargent                80            1992           Director

- -------------------
(1)  Member of the Company's Compensation Committee
(2)  Member of the Company's Audit Committee.
(3)  Member of the Company's Stock Option Committee

Background

         The business experience, principal occupation and employment of the nominees have been as follows:

                  Andrew E. Trolio is chairman of the Board, President and Chief Executive Officer of the Company. He founded the Company in 1972. From 1961 to 1971 he was President, Director and Founder of KDI Adtrol, Inc., a company which manufactured photo-optical recording and reading devices for motion picture cameras. He is also credited with several patents as inventor or co-inventor. Mr. Trolio is a Trustee of Cabrini College and has served as Chairman of the Finance and Audit Committees and is currently a Fellow of The Society of Photo-Optical Instrument Engineers.


                  R. Barry Borden has over 30 years of experience in starting and managing businesses in the computer hardware and software industry. Since March 1996 he has served as Chairman and CEO of Mergent International, a supplier of software for data security on PC Desktops and enterprise wide networks. Since 1984, Mr. Borden has been President of LMA Group Inc., a general management consulting firm. From 1968 to 1980, Mr. Borden was the founder, President and CEO of Delta Data Systems, a CRT Terminal manufacturer, and from 1981 to 1984 he was founder, Chairman and CEO of Franklin Computer Corporation, a manufacturer of microcomputers, and in 1989 he served as President and CEO of Cricket Software, Inc., a supplier of graphics software. Mr. Borden has also served as a director or advisor to Opcode Systems, Inc., a supplier of software for musicians; Health Care Financial Resources, a unit of First Pennsylvania Bank; Matterhorn Growth Fund, a stock mutual fund; and Exmachina, a supplier of software for wireless messaging. Mr. Borden received a BSEE degree from the University of Pennsylvania in 1961.

                  Robert A. Garber has served as Vice President and Chief Financial Officer of Tangent Engineering, Inc. since August of 1993. He now serves as Tangent's Chief Operating Officer. Mr. Garber has specialized in domestic and international corporate finance, asset based lending, investment banking, where he held various senior management positions, including positions with Chase Manhattan Bank, United States Leasing Corporation and Litton Industries. Mr. Garber was one of the founders of ICON Group, Inc., a New York based investment banking and securities organization. Robert A. Garber is a graduate of New York's Bernard Baruch College, having earned a BS in Business Administration and Finance.

                  David S. Hirsch, a Director of the Company since January 1992, retired in 1991 from Wertheim Schroder & Co., Incorporated and its predecessor firms where he was a principal for the last five years. Mr. Hirsch is also a director of Numar Corporation, Reprise Capital Corporation and Postal Buddy Corporation. He received an AB degree from Cornell University in 1957 and an MBA degree from Harvard University in 1959.

                  Michael A. Mulshine has been a Director and Secretary of the Company since May 1985 and has been associated with the Company on a management consulting basis since 1979. He has been a principal of Osprey Partners, a management consulting firm, since 1977. Mr. Mulshine has been a Director of VASCO Corp., an OTC traded company, since 1991, and has been a Director of Environmental Tectonics Corporation, an ASE traded company, since 1994. Additionally, Mr. Mulshine serves on the board of directors of INRESCO INC. and Software Solutions International, Inc. He received his BSEE degree from Newark College of Engineering in 1961.

                  James C. Sargent, a Director of the Company since January 1992, is Counsel to the law firm of Opton, Handler, Gottleib, Feiler & Katz. He was previously a partner and counsel to Whitman & Ransom. He was Regional Administrator from 1955 to 1956 of the New York Regional Office of the Securities and Exchange Commission and served as Commissioner of the Securities and Exchange Commission from 1956 to 1960.

Board and Committee Meetings

                  The Board of Directors held six meetings in 1995. During 1995 each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period for which such incumbent was a director, and (2) the total number of meetings held by all committees on which such incumbent served.

                  The Board of Directors has a Compensation Committee, an Audit Committee and a Stock Option Committee. The Compensation Committee is responsible for developing and executing plans for the compensation of the executive officers, including the CEO, of the Company. This committee met twice during 1995. The Audit Committee meets with the Company's independent certified public accountants to review the scope and results of auditing procedures and the Company's accounting procedures and controls. This committee met once during 1995. The Stock Option Committee administers the Scan-Graphics, Inc. 1992 Long-Term Incentive Plan, including the determination, subject to the plan provisions, of the individuals eligible to receive awards, the individuals to whom awards should be granted, the nature of the award to be granted, the number of awards to be granted, and the exercise price, vesting schedule and term and all other conditions and terms of the awards to be granted. This committee met three times during 1995.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS


Compensation

                  The following table provides information concerning the annual and long-term compensation of the chief executive officer and each other executive officer of the Company for services rendered in all capacities during fiscal years 1995, 1994 and 1993.

                                                                         Long Term
                                    Annual Compensation               Compensation
                                    -------------------               ------------
Name and                                                              Stock Option               All Other
Principal Position                  Year      Salary       Bonus     Awards (Shares)       Compensation(1)(2)
- ------------------                  ----      ------       -----     --------------        ------------------

Andrew E. Trolio                    1995     $115,284                     55,000                 $ 8,445
  President and Chief               1994     $ 90,000                    150,000                 $ 3,650
  Executive Officer                 1993     $110,769                      -0-                   $10,680
  and Chairman of the Board

Anthony M. Trolio                   1995     $121,923                     50,000                 $ 5,300
  Executive                         1994     $ 70,000                     50,000                 $ 2,650
  Vice President                    1993     $ 78,462                      -0-                   $ 7,950


Joseph N. Battista                  1995     $ 22,346                      -0-                   $  -0-
  Vice President Finance            1994     $ 70,000                      -0-                   $ 1,250
                                    1993     $ 70,000                      -0-                   $ 3,750

- ---------------------

(1) In fiscal year 1995, no executive officer received perquisites or other personal benefits, securities or property which exceeded the lesser of $50,000 or 10% of such executive officer's salary and bonus.

(2) The amounts disclosed in this column represent premiums paid by the Company for insurance annuities as of December 31, 1995, these insurance policies had a cash surrender value of $3,283, $18,134 and $-0- to Messrs. A. E. Trolio, A.M. Trolio and Battista, respectively.

Certain Employment Arrangements

                  On January 1, 1991, the Company entered into an Employment Agreement with Andrew E. Trolio, President, Chief Executive Officer and Chairman of the Board of the Company (the "CEO Agreement"). The CEO Agreement has a term of five years and continues thereafter on a year-to-year basis. Compensation during this period will be $150,000 as a base annual salary plus additional compensation as directed by the Board of Directors. In the event of termination of employment, the Company is obligated to retain Mr. Trolio as a part time consultant at the rate of 40% of the annual compensation at the time of termination. The term of the part time consultant arrangement will be equal to one-half the number of years the employee has served as a full time employee. In the event of a change in control of the Company, and/or in the event of termination, the Company is obligated to pay Mr. Trolio an immediate lump sum severance payment equal to two years' annual salary and deferred compensation, if any. In addition, upon termination of employment by the Company, the Company will, if Mr. Trolio desires, purchase all outstanding options and warrants previously granted to him at a cash purchase price equal to the amount of the aggregate fair market value of the shares, less the aggregate exercise price for such shares. If such termination had occurred on December 31, 1995, the Company would have been obligated to pay Mr. Trolio $300,000. The termination remuneration described above is not payable in the event of termination for cause.

                  On January 1, 1991, the Company entered into an Employment Agreement with Anthony M. Trolio, its Executive Vice President (the "EVP Agreement"). The EVP Agreement has a term of three years and continues thereafter on a year-to-year basis. Compensation during this period will be $90,000 as a base annual salary plus additional compensation as directed by the Board of Directors. In the event the Company is acquired during the life of the EVP Agreement or any renewal term thereof, and the acquirer chooses to terminate Mr. Trolio, or fails to renew the EVP Agreement for at least one year, the Company is obligated to pay Mr. Trolio an immediate lump sum severance payment equal to one year annual salary plus an amount equal to the accrued deferred compensation, plus bonuses and commissions, if any. In addition, upon termination of employment by the Company, the Company will, if Mr. Trolio desires, purchase all outstanding options and warrants previously granted to him at a cash purchase price equal to the amount of the aggregate fair market value of the shares, less the aggregate exercise price for such shares. If such termination had occurred on December 31, 1995, the Company would have been obligated to Mr. Trolio $90,000. The termination remuneration described above is not payable in the event of termination for cause.


Option Grants

                  The following table provides, as to the Chief Executive Officer and each other executive officer of the Company, additional information concerning grants of stock options during fiscal year 1995. No stock appreciation rights have been granted by the Company.

                                                            Percentage of
                                                            Total Options
                                                             Granted to
                                            Option           Employees in          Exercise Price     Expiration
         Name                               Grants         Fiscal Year 1995          (per share)         Date
         ----                               ------         ----------------          -----------      ---------
Andrew E. Trolio....................        55,000              .7%                    $  1.00         7/2/2000

Anthony M. Trolio...................        50,000              .6%                    $  1.00         7/2/2000

Joseph N. Battista..................         -0-                -0-                    $   -0-            -0-



Option Exercises and Fiscal Year-End Values

                  The following table provides, as to the Chief Executive Officer and each other executive officer of the Company, information concerning unexercised stock options granted in fiscal year 1995 and prior years. No stock appreciation rights have been granted by the Company.

                                                  Number of                         Value of Unexercised
                                            Unexercised Options                    In-the-Money Options at
                                            at December 31, 1995                    December 31, 1995(1)
                                       -------------------------------       ---------------------------------
         Name                          Exercisable       Unexercisable       Exercisable         Unexercisable
         ----                          -----------       -------------       -----------         -------------

Andrew E. Trolio.................         300,000              -0-             $869,312                -0-

Anthony M. Trolio................         155,000              -0-             $476,937                -0-

Joseph N. Battista...............          50,000              -0-             $ 84,375                -0-


- ------------------
(1) Based on the closing price of the Company's Common Stock as reported on the NASDAQ System on that date ($3.50), net of the option exercise price.

Compensation of Directors

                  Directors who are not employees of the Company are eligible under the Scan-Graphics, Inc. 1992 Long-Term Incentive Plan to receive annual grants of options on the first business day of January. The size of the annual grant is determined by dividing $50,000 by the fair market value of a share of Common Stock on the date of the option grant. Fair market value is the mean of the highest and lowest quoted bid prices of the Common Stock as furnished by the National Association of Security Dealers, Inc. Automated Quotation ("NASDAQ") System. The maximum number of options granted in any one year to a Director under the plan is 25,000. Each non-employee director was issued a 14,286 share option grant for 1996.


Other Compensation Arrangements

                  In October 1994, the Board of Directors approved the Osprey Partners Management Consulting Agreement for the year 1995. This agreement included the issuance of 60,000 warrants to purchase common stock. During this period, Osprey Partners provided management consulting and financial advisor services.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  The Company leases its principal office and manufacturing facility from Lin-Lea Corporation, a company which is owned by Andrew E. Trolio. This facility lease, which was renewed on September 1, 1994 and continues through August 31, 1997, with an option to renew for two years, provides for the payment of an annual base rental of $96,000 and excess real estate taxes. Rent expense charged to operations was $96,000 for the year ended December 31, 1995. It is management's belief that the terms of the facility lease are favorable to the Company based on the commercially available terms in the business park where the Company is located. The Company's current lease payments are 11% to 15% below comparable market rates.

                  The Company incurred commission fees expenses of $72,500 for the year ended December 31, 1995, to Osprey Partners, a company owned by Mr. Mulshine. These commission expenses were incurred for the private placement of securities. Osprey Partners also provides management consulting services to the Company on an "as needed" basis.

                  On June 1, 1995 the Company extended for one (1) year a line of credit agreement with Andrew E. Trolio and Lin-Lea Corporation, owned by Andrew E. Trolio, to lend up to $150,000 in the form of loans and deferred rent payments. The interest rate is the banking prime rate, plus 1%, or the interest charged to the chief executive officer to secure borrowings. The amount of loans and rent due outstanding as of December 31, 1995 were $54,455 and $ -0-, respectively and interest payable of $4,000. On February 15, 1995, the Board of Directors approved the stock option committees issuance of 125,000 common stock warrants on December 27, 1994 to the chief executive officer of the Company for consideration of this credit facility.

                  Notes payable to officers of Tangent Engineering accrue interest at 5% per annum, are due on demand and are without collateral. At December 31, 1995 and 1994, the balance was $259,241 and $78,567 respectively, and interest paid on the notes during the years ended December 31, 1995 and 1994 totaled $13,000 and $4,000 respectively.

                  The Company entered into a consulting agreement with Joseph N. Battista, to provide consulting services on an on-going basis. The amount for consulting services paid in 1995 was $6,550.

                         COST OF SOLICITATION OF PROXIES


                  The Company will bear the cost of soliciting proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or facsimile by directors, officers or regular employees of the Company, or by a professional proxy solicitation organization engaged by the Company.


                                  OTHER MATTERS


                  Management is not aware of any other matters to be presented for action at the Meeting or any adjournment thereof. However, if any other matters come before the Meeting, it is intended that shares represented by Proxy will be voted in accordance with the judgment of the persons voting them.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                  BDO Seidman, LLP, has served as the Company's independent certified public accountants since 1989 and is expected to continue to serve in such capacity for the current year. A representative of the firm will be available by telephone at the Meeting to respond to appropriate shareholders' questions.


                              SHAREHOLDER PROPOSAL


                  Any shareholder who, in accordance with and subject to the provisions of the rules of the Securities and Exchange Commission and applicable laws of the Commonwealth of Pennsylvania, wishes to submit a proposal for inclusion in the Company's Proxy Statement for its 1997 Annual Meeting of Shareholders, must deliver such proposal, in writing, to the attention of the Secretary of the Company at the Company's principal executive offices at 700 Abbott Drive, Broomall, Pennsylvania 19008, not later than December 20, 1996.

                          ANNUAL REPORT TO SHAREHOLDERS

                  A copy of the Company's 1995 Annual Report to Shareholders, which includes the Company's Annual Report on Form 10-K (including the financial statements and schedules thereto), is being transmitted herewith, but does not form a part of the proxy solicitation materials.



                           ANNUAL REPORT ON FORM 10-K

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO MICHAEL A. MULSHINE, SECRETARY, AT 700 ABBOTT DRIVE, BROOMALL, PA 19008.

                               Scan-Graphics, Inc.
             Proxy for Annual Meeting of Shareholders June 26, 1996

       The undersigned hereby appoints ANDREW E. TROLIO and MICHAEL
A. MULSHINE, or either of them acting in the absence of the other, with full power of substitution, the proxy or proxies of the undersigned to attend the annual meeting of shareholders of Scan-Graphics, Inc., to be held on Wednesday, June 26, 1996, and at any adjournments thereof, to vote the shares of stock that the signer would be entitled to vote if personally present as indicated below and on the reverse side hereof and on any other matters brought before the meeting, all as set forth in the May 31, 1996 proxy statement, receipt of which is hereby acknowledged.

                      Please date, sign and return promptly
                      This proxy is solicited on behalf of
                  the Board of Directors of Scan-Graphics, Inc.

1. ELECTION OF DIRECTORS: Nominees: Andrew E.Trolio, R. Barry Borden, Robert
   A. Garber, David S. Hirsch, Michael A. Mulshine and James C. Sargent.

/ /  FOR all nominees            / / WITHHOLD authority for all nominees.
/ / WITHHOLD authority for the following nominee(s) and vote FOR all other nominees.
________________________________________________________________________________

The Board of Directors recommends that you vote FOR all nominees.

Your signature(s) on this proxy form should be exactly as your name and/or names appear on this proxy. If the stock is held jointly, each holder should sign. If signing is by an attorney, executor, administrator, trustee or guardian, please give full title.

Dated:_________________________1996



                                   ____________________________________________
                                                     Signature


                                   ____________________________________________
                                                     Signature


The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the fully executed proxy is returned, such shares will be voted in accordance with the recommendations of the Board of Directors FOR all nominees.